EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2003, except with respect to Note 8 as to which the date is October 10, 2003, relating to the financial statements and financial statement schedules of RLJ Tampa Hotel, LLC, which appears in Highland Hospitality Corporation’s Registration Statement on Form S-11 (File No. 333-108671).

/s/    PricewaterhouseCoopers LLP

McLean, VA

December 18, 2003